Smythe Ratcliffe LLP 7th Floor, Marine Building 355 Burrard Street Vancouver, BC V6C 2G8

fax: 604.688.4675 telephone: 604.687.1231

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Liberty Petroleum Inc.

We consent to the incorporation in the registration statement dated on or about October 8, 2007 on Amendment No. 4 of Form F-1 of Liberty Petroleum Inc. (formerly Liberty Gold Corp.) (an Exploration Stage Company) of our auditors’ report dated April 3, 2007 on the balance sheet of Liberty Petroleum Inc. as at December 31, 2006 and the related statements of operations, shareholders’ equity and cash flow for the period from inception (April 25, 2005) to December 31, 2006.

We also consent to the reference to us as experts in matters of accounting and audit in this registration statement.

“Smythe Ratcliffe LLP” (signed)

Vancouver, Canada
October 9, 2007

Smythe Ratcliffe LLP, a British Columbia limited liability partnership, is a member of PKF North American Network and PKF International, associations of legally independent firms.